                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              UNITED FOODS, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              UNITED FOODS, INC.
                             TEN PICTSWEET DRIVE
                         BELLS, TENNESSEE 38006-0119



                           -----------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JULY 12, 1995

                           -----------------------


To the Stockholders of
UNITED FOODS, INC.

     Notice is hereby given that the Annual Meeting of the Stockholders of UNITED FOODS, INC., a Delaware corporation, hereinafter called the "Company," will be held in the Corporate Conference Room of United Foods, Inc., Ten Pictsweet Drive, Bells, Tennessee, on July 12, 1995, at 9:00 A.M., Central Daylight Saving Time, for the following purposes:

     1. To elect one Class A director and two Class B directors to serve for terms of three years each and until the election and qualification of their successors.

     2. To approve the appointment of BDO Seidman as independent public accountants for the Company.

     3. To transact such other business as may properly come before the meeting or at any adjournments thereof, although management is not at present aware of any other business to be considered.

     The stock transfer book will not be closed, but the Board of Directors has fixed May 31, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on such date will be entitled to vote at the meeting or any adjournments thereof.

RETURN OF PROXIES

     It is important that the Proxy be returned promptly in order to assure a quorum at the Annual Meeting. Stockholders are urged to date, execute and return the Proxy in the envelope enclosed with it, which requires no postage if mailed in the United States.


                                                      UNITED FOODS, INC.


                                                      By: Daniel B. Tankersley
Dated: June 19, 1995                                  Secretary

                               UNITED FOODS, INC.
                              TEN PICTSWEET DRIVE
                          BELLS, TENNESSEE 38006-0119

                            ----------------------

                                PROXY STATEMENT
                      MAILED TO STOCKHOLDERS JUNE 19, 1995

                            ----------------------

                    SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on July 12, 1995. The cost of soliciting the proxies will be borne by the Company, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of stock. Proxies may be solicited personally, by mail, by telephone, by facsimile or by telegraph by officers, directors or other employees of the Company, without remuneration other than their regular compensation. Proxies may also be solicited by regular employees of the Company at nominal cost. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise either by notifying the Company in writing that a proxy previously granted to its management is revoked, or by giving a written proxy regarding the matters discussed herein, appropriately signed and dated, to any other person.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. An abstention will have the effect of a vote against the matter submitted for shareholder approval. If a broker indicates that it does not have discretionary authority to vote certain shares, those shares will not be considered as present and entitled to vote with respect to that matter and will have no impact on the outcome of the vote. The election of directors and approval of outside accountants are matters on which a broker has the discretion to vote if instructions are not received from the client at least 10 days prior to the Annual Meeting.

     The Company had outstanding on June 9, 1995 an aggregate of 11,797,498 shares of stock, all Common Stock, $1 par value per share, of which 5,914,719 shares are Class A shares and 5,882,779 shares are Class B shares. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of any business. The Class A shares and the Class B shares will vote separately on Proposal 1, which is the election of directors. The Class A shares will elect one director and each share will be entitled to one vote for one nominee. The Class B shares will elect two directors and each share will be entitled to one vote for each of two nominees. Directors shall be elected by a plurality of the outstanding shares of the respective class present in person or represented by proxy at the meeting. With respect to Proposal 2, which is to approve the appointment of the independent public accountants, the Class A shares and Class B shares will vote as a single class, with each Class A share having one-tenth of a vote and each Class B share having one vote. The appointment of the independent public accountants shall be approved by an affirmative vote of the majority of the votes of the outstanding shares present in person or represented by proxy at the meeting. With respect to Proposal 3, which is the transaction of such other business as may properly come before the meeting, the Class A shares and the Class B shares will vote as a single class, unless the Company's certificate of incorporation or the General Corporation Law of Delaware expressly requires voting as separate classes. When voting as a single class, each Class A share will have one-tenth of a vote and each Class B share will have one vote. When voting as separate classes, each Class A share and each Class B share will have one vote. Management is not aware, at present, of any other business to be considered at the Annual Meeting to be held on July 12, 1995. Any proxy granting authority to the holder thereof to vote upon matters under Proposal 3 shall be effective with respect to all such matters, whether the voting on any such matter is as a single class or as separate classes. Only stockholders of record May 31, 1995, shall be entitled to vote at the Annual Meeting on July 12, 1995, or an adjournment or adjournments thereof.

SECURITY OWNERSHIP
Principal Stockholders

     The following table sets forth the number of shares of Common Stock of the Company which are, to the best of management's belief, controlled or beneficially owned, directly or indirectly, by the holders of five percent or more of the voting stock of the Company.

                                                                    Beneficial Stock Ownership
                                              -------------------------------------------------------------------
                                                                   Percent                              Percent
Owner's Name and Address                       Class A(1)        of Class(2)          Class B          of Class
- - ------------------------                      -----------       -------------        ---------         --------
  The Baupost Group, Inc.(3)                   1,017,469            14.9%             181,400             3.1%
     P. O. Box 1288
     Cambridge, Massachusetts

  Dimensional Fund Advisors, Inc.(4)             491,300             6.7%             458,400             7.8%
     1299 Ocean Avenue, Suite 650
     Santa Monica, California

  Daniel B. Tankersley(5)                        571,498             8.2%             172,105             2.9%
     2611 Beech Bluff Road
     Jackson, Tennessee 38301

  James I. Tankersley(6)                       2,553,415            27.2%           2,553,415            43.4%
     185 North High Street
     Bells, Tennessee 38006

MANAGEMENT

     The following table sets forth the number of shares of Common Stock of the Company which are, to the best of management's belief, controlled or beneficially owned, directly or indirectly, by each of the present directors and nominees and by all directors and officers of the Company, as a group.

                                                                 Beneficial Stock Ownership
                                            ------------------------------------------------------------------
                                                                  Percent of                            Percent
Name of Director or Nominee                     Class A(1)        Class(2)(7)         Class B          of Class(7)
- - ---------------------------                     ----------        -----------        ---------         -----------
Darla T. Darnall                                 440,871             6.1%             440,871             7.5%

W. Donald Dresser(8)                             365,300             5.3%              56,800             1.0%

B. M. Ennis(8)                                   200,400             2.9%                 300              (*)

Dr. Joseph A. Geary                                    -               -                    -               -

Carl W. Gruenewald, II(8)                        105,884             1.6%                   -               -

John D. Haltom(8)                                 64,200              (*)               4,000              (*)

Mason A. Leonard(8)                              101,000             1.5%                 500              (*)

Kelle T. Northern                                440,871             6.1%             440,871             7.5%

Daniel B. Tankersley(5)                          571,498             8.2%             172,105             2.9%

James I. Tankersley(6)                         2,553,415            27.2%           2,553,415            43.4%

Julia T. Wells(8)                                156,042             2.3%                   -               -

John S. Wilder                                         -               -                1,000              (*)

All Directors and Officers of the
   Company as a Group(14 Persons)              4,112,586            42.8%           2,781,607            47.3%

- - ---------------------------------
(1) The following table shows shares of Class A Common Stock, included in the number of shares beneficially owned, which may be acquired upon the conversion of Class B Common Stock.

                                             Number of                                   Number of
Name                                          Shares      Name                             Shares
- - ------------------------                   -----------    -----------------------        ----------
The Baupost Group, Inc.                        181,400    John D. Haltom                    4,000

Darla T. Darnall                               440,871    Mason A. Leonard                    500

Dimensional Fund Advisors, Inc.                458,400    Kelle T. Northern               440,871

W. Donald Dresser                               56,800    Daniel B. Tankersley            165,952

B. M. Ennis                                       300     James I. Tankersley           2,553,415

(2)  Total Class A shares used to calculate  percent of class  includes
919,384 shares Class A Common Stock underlying Incentive Stock Options and the shares of Class A Common Stock which may be acquired by the beneficial owner upon the conversion of Class B Common Stock.

(3) Based on information supplied to the Company by The Baupost Group on May 23, 1995.

(4) Based on the Schedule 13G filed by Dimensional Fund Advisors, Inc. on January 31, 1995.

(5) Daniel B. Tankersley has no power to vote or dispose of and disclaims beneficial ownership of 6,153 shares Class B Common Stock, included in the number of shares beneficially owned, which are owned by his spouse.

(6) James I. Tankersley has no power to vote or dispose of and disclaims beneficial ownership of 1,332,613 shares of Class B Common Stock included in the number of shares beneficially owned, which are owned by his spouse and children.

(7)  (*)  Indicates less than one percent of class.

(8) The following table shows shares of Class A Common Stock, included in the number of shares beneficially owned, which may be purchased upon exercise of a stock option within 60 days of the Record Date.

Name of Director                    Number of      Name of Director             Number of
or Nominee                           Shares        or Nominee                    Shares
- - ----------------------------      ------------     -----------------------     -----------
W. Donald Dresser                   200,000        John D. Haltom                50,000

B. M. Ennis                         200,000        Mason A Leonard              100,000

Carl W. Gruenewald, II              105,884        Julia T. Wells                10,000

ELECTION OF DIRECTORS(1)

     Three directors, comprising one third of the entire membership of the Board of Directors of the Company, are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below to hold office until their respective terms expire and until their successors are duly elected and qualified. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in either event the proxies will be voted by the proxy holders for such other person as may be designated by present management.

     The names of the nominees and of the directors not standing for election and certain information about each of them are set forth below.

NOMINEES FOR ELECTION AS DIRECTOR FOR TERMS EXPIRING IN 1998

     DR. JOSEPH A. GEARY(3)(4) (AGE 42), CLASS A DIRECTOR

     Minister, Concord United Methodist Church, Paducah, Kentucky. He has been a Director of the Company since 1991.

     B. M. ENNIS(5) (AGE 57), CLASS B DIRECTOR

     President of the Company since 1989. Mr. Ennis has been associated with the Company since 1968 and has been a Director of the Company since 1978.

     JAMES I. TANKERSLEY(2) (AGE 53), CLASS B DIRECTOR

     Chairman of the Board of the Company since 1986. Mr. Tankersley has been the Chief Executive Officer of the Company since 1983 and served as President of the Company from 1977 to 1989. He has been associated with the Company since 1964 and has been a Director of the Company since 1972.

DIRECTORS WHOSE TERMS EXPIRE IN 1997

     JOHN S. WILDER(3)(4) (AGE 74), CLASS A  DIRECTOR

     Speaker of the Senate and Lieutenant Governor of the State of Tennessee since 1970 and has served continuously in the Tennessee State Legislature since 1968, having served two year terms in 1959 and 1966. Governor Wilder is an attorney with John S. Wilder and Associates, a partnership, in Somerville, Tennessee and is also Chairman of the Board of Cumberland Bancorp, Inc., a director of Cumberland Bank of Carthage, Tennessee, Chairman of the Board of First Federal Bankshares, Inc., a director of First Federal Bank, FSB of Collierville, Tennessee and a director of the Bank of Green Hills of Nashville, Tennessee. He is a director and Vice-President of the Longtown Supply Company, Inc. of Longtown, Tennessee, a farming, cotton-ginning and merchandise business, a partner in Longtown Farms, a partnership engaged in the business of farming and a director of Health Management, Inc., a pathological waste disposal company. He has been a Director of the Company since 1979.

     DARLA T. DARNALL (AGE 32), CLASS B DIRECTOR

     Marketing Analyst for the Company's Pictsweet Frozen Foods Division from 1985 to 1990. Mrs. Darnall has been associated with the Company since 1981 and has been a Director of the Company since 1990.

     KELLE T. NORTHERN (AGE 28), CLASS B DIRECTOR

     Manager - Human Resources for the Company's Pictsweet Frozen Foods Division since 1990. Mrs. Northern has been associated with the Company since 1982 and has been a Director of the Company since 1991.

DIRECTORS WHOSE TERMS EXPIRE IN 1996

     DANIEL B. TANKERSLEY(2)(5) (AGE 48), CLASS A DIRECTOR

     Vice Chairman of the Board since 1992 and Secretary of the Company since 1978. Mr. Tankersley was Executive Vice President and General Counsel of the Company from 1989 to 1992 and Vice President of the Company from 1979 to 1989. He has been associated with the Company since 1973 and has been a Director of the Company since 1979.

     CARL W. GRUENEWALD, II(5) (AGE 61), CLASS B DIRECTOR

     Senior Vice President-Finance of the Company since 1982 and Treasurer of the Company since 1977. Mr. Gruenewald has been associated with the Company since 1966 and has been a Director of the Company since 1981.

     JULIA  T. WELLS(2) (AGE 56), CLASS B DIRECTOR

     Director of Marketing Services for the Company's Pictsweet Frozen Foods Division since 1986. Mrs. Wells has been associated with the Company since 1964 and has been a Director of the Company since 1990.

COMMITTEES

     The Company does not have a Nominating Committee, but the Board of Directors has appointed a standing Audit Committee, Compensation Committee, Executive Committee and Retirement Plan Committee.

     The members of the Audit Committee are John S. Wilder (Chairman) and Dr. Joseph A. Geary, neither of whom is an employee of the Company. The Committee recommends to the Board of Directors the firm to be employed as independent public accountants. The Committee periodically reviews with internal management the Company's accounting policies, internal control systems and public disclosure system. The Committee also consults with the Company's independent public accountants regarding the plan of audit, the adequacy of internal controls and the audit report.

     The members of the Compensation Committee are John S. Wilder (Chairman) and Dr. Joseph A. Geary, neither of whom is an employee of the Company. The Committee has the responsibility to review and recommend to the Board of Directors for approval the annual salary, bonus, stock options and other benefits of the five most highly compensated senior executives of the Company and to review generally the executive compensation programs and policies of the Company. The Compensation Committee was first established by the Board of Directors on May 12, 1995.

     The members of the Executive Committee are James I. Tankersley (Chairman), Daniel B. Tankersley and Julia T. Wells. The Committee acts for the Board of Directors, within certain limits, when necessary, in managing the business and affairs of the Company.

     The members of the Retirement Plan Committee are Daniel B. Tankersley (Chairman), B. M. Ennis and Carl W. Gruenewald, II. The Committee provides for the general administration of the various retirement and deferred compensation plans of the Company.

MEETING ATTENDANCE

     The Board of Directors met four times, the Audit Committee met four times, the Executive Committee met three times and the Retirement Plan Committee met seven times during the last fiscal year and each director attended 100 percent of the total number of applicable Board or Committee meetings.

- - -----------------------------------------
     (1) On May 12, 1995, the Board of Directors amended the Bylaws of the Company, effective July 12, 1995, to reduce the size of the Board of Directors from twelve to nine. To help accommodate the reduction in the size of the Board of Directors John D. Haltom, a Class B director with a term expiring in 1997, resigned as director effective July 12, 1995 and B.
     M. Ennis, a Class B director with a term expiring in 1996, resigned as director effective July 12, 1995 and will stand for election as a Class B Director with a term expiring in 1998.

     (2) Member of the Executive Committee.

     (3) Member of the Audit Committee.

     (4) Member of the Compensation Committee.

     (5) Member of the Retirement Plan Committee.

EXECUTIVE OFFICERS

     The names and positions of all the executive officers of the Company are listed below along with their business experience during the past five years. Officers are appointed annually by the Board of Directors at the meeting of directors immediately following the annual meeting of stockholders. There are no arrangements or understandings between any officer and any other person pursuant to which the officer was appointed.

NAME, AGE AND POSITION                BUSINESS EXPERIENCE DURING PAST FIVE YEARS
- - ------------------------------        ---------------------------------------------------
James I. Tankersley, 53               Chairman of the Board since 1986; Chief Executive Officer since 1983;
   Chairman of the Board and          President from 1977 to 1989; joined the Company in 1964.
   Chief Executive Officer

Daniel B. Tankersley,  48             Vice Chairman since 1992 and Secretary since 1978;
   Vice Chairman and Secretary        Executive Vice President and General Counsel from 1989 to 1992;
                                      Vice President from 1979 to 1989; joined the Company in 1973.

B. M. Ennis, 57                       President since 1989; Vice Chairman from 1989 to 1990; Senior Vice
   President                          President from 1982 to 1989; joined the Company in 1968.

Carl W. Gruenewald, II, 61            Senior Vice President and Chief Financial Officer since 1982 and Treasurer
   Senior Vice President, Chief       since 1977; joined the Company in 1966.
   Financial Officer and Treasurer

W. Donald Dresser, 47                 Executive Vice President and Director of Development since 1989. Vice
   Executive Vice President and       President-Business Development and General Counsel from joining the Company
   Director of Development            in 1985 to 1989.

Mason A. Leonard, 50                  Division President since 1989; Vice President from 1985 to 1989; joined the
   Division President                 Company in 1982.
   Pictsweet Frozen Foods

John D. Haltom, 47                    Division President since 1990; Director-Inventory, Purchasing and
   Division President                 Distribution for the Pictsweet Frozen Foods Division from 1979 to 1990;
   Pictsweet Mushroom Farms           joined the Company in 1974.

Robert B. Kendrick, 57                Vice President, Engineering since 1993; Director-Manufacturing for the
   Vice President, Engineering        Pictsweet Frozen Foods Division from 1984 to 1993; joined the Company in
                                      1970.

Lowell E. Pugh, II, 39                General Counsel and Assistant Secretary since 1992. Director of Legal
   Assistant Secretary                Services from joining the Company in 1991 to 1992. He practiced law with the Dallas, Texas firm of Johnson and Gibbs from 1981 to 1991.

FAMILY RELATIONSHIPS

     James I. Tankersley, Daniel B. Tankersley and Julia T. Wells are brothers and sister. Darla T. Darnall and Kelle T. Northern are the daughters of James
I. Tankersley. These are the only family relationships between any director or executive officer and any other director or executive officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1991 the Company guaranteed a $225,000 bank loan to the Senior Vice President - Finance of the Company. The purpose of this guarantee was to allow him to refinance a loan he had with another bank and to meet certain family financial obligations which he felt obliged to assume. On July 12, 1991 the Board of Directors determined that the loan guarantee was reasonably expected to benefit the Company and authorized the guarantee. The largest amount outstanding of such indebtedness during the year ended February 28, 1995 was $138,237 and the amount outstanding on May 1, 1995 was $98,967.

     During 1995 Darla T. Darnall, a Director of the Company, reimbursed the Company for the cost of construction materials and labor paid for by the Company on her behalf. The maximum amount outstanding during the year ended February 28, 1995 was $93,743 and on May 1, 1995 there was no outstanding balance. Interest at the prime rate was paid on all outstanding balances.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

GENERAL

     The following table sets forth the total annual compensation paid or accrued by the Company during the three years ended February 28, 1995, to or for the account of each of the five most highly compensated executive officers of the Company whose total cash compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

Annual Compensation
- - ---------------------------------------------------------------------------------------      All Other
                                                                                               Compen
                                                       Salary              Bonus               sation
Name and Principal Position         Year                ($)                 ($)                ($)(1)
- - ----------------------------------------------------------------------------------------------------------
James I. Tankersley                 1995              724,817             103,596             314,308
Chairman & CEO                      1994              670,125              20,539              93,979
                                    1993              578,462              10,496              79,003

Daniel B. Tankersley                1995              490,073              68,934             222,601
Vice Chairman                       1994              463,933              14,220              83,269
                                    1993              358,789               6,510              68,981

B. M. Ennis                         1995              245,337              31,649             107,155
President                           1994              232,741               7,133              61,042
                                    1993              219,635               3,985              54,364

Carl W. Gruenewald, II              1995              230,337              29,803             110,988
Senior VP                           1994              217,741               6,674              69,005
                                    1993              204,636               3,713              61,844

W. Donald Dresser                   1995              230,337              29,261              91,573
Executive VP                        1994              217,741               6,674              52,983
                                    1993              204,636               3,713              48,743


(1)  All Other Compensation
                                                                                Unfunded        Group Life
                                                                   Committee   Retirement       Insurance
                                                  Board Fees         Fees        Plan            Premiums
Name and Principal Position         Year            ($)               ($)         ($)              ($)
- - ---------------------------------------------------------------------------------------------------------------
James I. Tankersley                 1995            50,750            30,000    216,453           17,105
Chairman & CEO                      1994            48,000            30,000                      15,979
                                    1993            44,000            20,000                      15,003


Daniel B. Tankersley                1995            50,750            30,000    136,254            5,597
Vice Chairman                       1994            48,000            30,000                       5,269
                                    1993            44,000            20,000                       4,981

B. M. Ennis                         1995            50,750                 -     42,223           14,182
President                           1994            48,000                 -                      13,042
                                    1993            44,000                 -                      10,364

Carl W. Gruenewald, II              1995            50,750                 -     40,454           19,784
Senior VP                           1994            48,000                 -                      21,005
                                    1993            44,000                 -                      17,844

W. Donald Dresser                   1995            50,750                 -     35,526            5,297
Executive VP                        1994            48,000                 -                       4,983
                                    1993            44,000                 -                       4,743

OPTIONS/SAR GRANTS

     The Company did not grant stock options or stock appreciation rights to any of the officers named in the Summary Compensation Table during the last fiscal year. The following table sets forth the options and/or stock appreciation rights exercised during the last fiscal year by each named officer, the aggregate number of options held by each named officer, and the value realized from exercised options and inherent in unexercised options:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

                                                                                                  Value of
                                                                            Number of           Unexercised
                                                                            Unexercised        In-the-Money
                                                                           Options/SARs        Options/SARs
                                                                           at FY-End (#)       at FY-End ($)
                                                                          ------------------------------------
                               Shares Acquired      Value                  Exercisable/        Exercisable/
                                 on Exercise      Realized               Unexercisable(1)     Unexercisable
Name and Principal Position         (#)             ($)                          (#)               ($)
- - --------------------------------------------------------------------------------------------------------------
James I. Tankersley                 -0-             -0-                       -0-/-0-             -0-/-0-
Chairman & Chief Exec. Officer                                                -0-/-0-             -0-/-0-

Daniel B. Tankersley                -0-             -0-                       -0-/-0-             -0-/-0-
Vice Chairman                                                                 -0-/-0-             -0-/-0-

B. M. Ennis                         -0-             -0-                       200,000/-0-         212,500/-0-
President                                                                     200,000/-0-         212,500/-0-

Carl W. Gruenewald, II              -0-             -0-                       105,884/-0-         112,502/-0-
Senior Vice President                                                         105,884/-0-         112,502/-0-

W. Donald Dresser                   -0-             -0-                       200,000/-0-         212,500/-0-
Executive Vice President                                                      200,000/-0-         212,500/-0-
- - -------------------------------------

     (1) The options expire in 1997.

COMPENSATION OF DIRECTORS

     All directors of the Company receive an annual fee of $45,000 for service on the Board and $1,750 for each meeting of the Board of Directors attended (not including telephone meetings). Each member of the Executive Committee receives an annual fee of $30,000 for service on the Committee. In addition, any director subject to self-employment tax is reimbursed for one-half of the self-employment taxes payable with respect to director or committee fees, plus an amount equal to the additional taxes resulting from such reimbursement. Dr. Geary, a non-employee director, receives additional compensation in the form of personal travel expense reimbursement and Mrs. Darnall, a non-employee director, receives additional compensation in the form of personal travel expense reimbursement and use of a company car, but in neither case does the value of such compensation exceed $15,000.

COMPENSATION REPORT FROM THE BOARD OF DIRECTORS

GENERAL

     On May 12, 1995, the Board of Directors established a Compensation Committee and appointed John S. Wilder and Dr. Joseph A. Geary to serve on the Committee. The Compensation Committee has the responsibility to review and recommend to the Board of Directors for approval the annual salary, bonus, stock options and other benefits of the five most highly compensated senior executives of the Company and to review generally the executive compensation programs and policies of the Company. During the fiscal year ended February 28, 1995, the Board of Directors ("Board") was responsible for setting the compensation for all executive officers of the Company. The Board determined compensation for the executive officers based on the recommendation of the Chairman of the Board.

COMPENSATION PHILOSOPHY

     Due to the extreme cyclical conditions inherent in the agricultural economy, the increasing degree of regulation affecting the Company at all levels, the strong competitive challenges from both public and private companies and the resulting cyclical nature of the Company's earnings, the Board has determined that the nature of its industry requires that it manage the Company for long-term balance sheet strength and soundness. The Board believes that this emphasis on a long term strategy has resulted in the Company becoming one of the strongest competitors in its industry during a period in which many of its competitors have failed.

     Because of the difficulties inherent in the long-term strategy adopted by the Board, it has for many years had an established policy of recruiting and hiring the best management available and of providing a level of compensation to its management which, in its opinion, will result in management having no incentive to leave the Company due to inadequate compensation. The Board has determined that this strategy will not be effective if compensation is materially affected by changes in U. S. individual income tax rates. Therefore the Board has adopted a policy of adjusting executive compensation to reflect changes in U. S. individual income tax rates. The Board believes it is imperative that the Company retain, for the long term, the executives who are essential for carrying out the Company's business strategy. The Chairman of the Board periodically reviews the compensation practices of other public and private companies to determine the level of compensation which he believes is required to attract and retain the caliber of management necessary to successfully carry out the Company's business strategy.

BASE SALARY

     Because of the cyclical nature of the Company's earnings, the Board has determined that the principal portion of management's compensation should be in the form of salary. The Board believes that its goal of retaining the best management available requires a large element of stability in its compensation policies and this can only be provided by fixed salaries. The Board reviews each executive officer's base salary annually.

INCENTIVE COMPENSATION

     The Company has established an Incentive Compensation Plan, which covers the named officers, which uses net profits, return on average assets and return on equity to determine the amount of bonus payable to each. The Board has explored incentive compensation strategies tied to the performance of specific functions in the Company, but due to the close inter-relationship of the factors of production in this industry, the Board has determined that such programs would be counter-productive. The Board believes that the broad measures of the Company's performance incorporated into the Incentive Compensation Plan provides an appropriate incentive to achieve the Company's long-term goals.

INCENTIVE STOCK OPTIONS

     The Company has adopted an Incentive Stock Option Plan which provides for the grant of stock options to key employees of the Company. To date, the Board has limited the award of options to 200,000 shares for any individual. The award of options under the plan is normally made when an employee has become established in a key management position. The Company adopted this plan to provide additional incentive to achieve the long-term goals of the Company which should over time be reflected in a rising market for the Company's common stock. There are twenty-one employees of the Company who have options currently outstanding under the plan and three of the five named individuals have been granted options. The plan provides that an option may not be granted to any person who owns, as defined in Section 422 of the Internal Revenue Code, stock aggregating more than 10% of the combined voting power or value of all classes of stock of the Company. As a result, no options have been issued to James I. Tankersley or Daniel B. Tankersley.

DEFERRED COMPENSATION

     The Company has adopted a deferred compensation plan which permits the named officers to defer portions of their compensation and earn interest on the deferred amount. The deferred compensation, including interest will be paid either in a lump sum or in approximate equal installments over ten years at the later of such officer's date of disability, termination from the Company, or 65th birthday.

UNQUALIFIED SUPPLEMENTAL RETIREMENT PLAN

     In addition, the Company has adopted a non-contributory, unqualified, unfunded supplemental retirement plan, which covers the named officers, whereby a calculated amount is credited to an interest bearing deferred compensation account for each covered officer. The amount credited to each deferred compensation account is an amount sufficient to adjust the officer's annual United Foods, Inc. sourced after tax earnings to the level it would have been using 1992 federal tax rates, assuming standard deductions and no other income. The deferred compensation, including interest will be paid in approximate equal installments over ten years at the later of such officer's date of disability, termination from the Company, or 65th birthday.

COMPENSATION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     The same philosophies that underlie the Board's policies with respect to compensation of executive officers in general form the basis for decisions concerning the compensation of James I. Tankersley, the Company's Chairman and Chief Executive Officer. Thus, in response to the cyclical nature of the Company's earnings, the compensation of the Chairman and Chief Executive Officer is intended to provide benefits primarily through salary and secondarily through participation in the Company's Incentive Compensation Plan.

SECTION 162(M)

     Recently amended Section 162(m) of the Internal Revenue Code of 1986 ("Section 162 (m)") generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four most highly compensated officers of the Company to $1 million per year, but provides an exception for performance-based compensation that satisfies certain conditions. The Board has not adopted a definitive policy regarding Section 162(m). However, in making compensation decisions, the Board will consider the net cost of compensation to the Company and whether it is consistent with other compensation objectives.

Darla T. Darnall                  Carl W. Gruenewald, II                 Daniel B. Tankersley
W. Donald Dresser                 John D. Haltom                         James I. Tankersley
B. M. Ennis                       Mason A. Leonard                       Julia T. Wells
Dr. Joseph A. Geary               Kelle T. Northern                      John S. Wilder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     On May 12, 1995, the Board of Directors established a Compensation Committee and appointed John S. Wilder and Dr. Joseph A. Geary to serve on the Committee. During the fiscal year ended February 28, 1995, the Company did not have a Compensation Committee and the entire Board of Directors participated in deliberations concerning executive officer compensation. The following members of the Board were officers or employees of the Company: W. Donald Dresser, B.
M. Ennis, Carl W. Gruenewald, II, John D. Haltom, Mason A. Leonard, Kelle T. Northern, Daniel B. Tankersley, James I. Tankersley and Julia T. Wells. During 1995 Darla T. Darnall reimbursed the Company for construction materials and labor paid for by the Company on her behalf in a maximum amount (including interest at the prime rate) of $93,743. In 1991 the Company guaranteed a $225,000 bank loan to Carl W. Gruenewald, II, a director of the Company. The maximum amount outstanding during the year ended February 28, 1995 was $138,237.

COMMON STOCK PERFORMANCE

     As part of the executive compensation information disclosures, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Company's common stock is traded on the American and Pacific stock exchanges and one appropriate index is the S&P 500. Because "peer companies" are either privately owned or are part of much larger conglomerates, the Company is not able to construct its own peer group index. The closest additional index which is available is the S&P Food Products Index. The comparison shows the cumulative total return for five years, assuming reinvestment of dividends, on $100 invested on March 1, 1990 in United Foods, Inc. Class A Common Stock, United Foods, Inc. Class B Common Stock, the Standard and Poors 500 and the Standard and Poors Food Products Index.


COMPARISON OF FIVE YEAR CUMULATIVE TOTAL VALUE AMONG UNITED FOODS, INC., S&P 500 AND S&P FOOD PRODUCTS INDEX




             UNITED FOODS, INC.    UNITED FOODS, INC.      S&P               S&P
                  CLASS A               CLASS B            500       FOOD PRODUCTS INDEX
1990              100.00                100.00            100.00            100.00
1991               77.78                 70.00            110.60            130.14
1992               77.78                 70.00            124.35            157.02
1993               77.78                 75.00            133.59            164.87
1994               83.33                 72.52            140.75            146.70
1995              102.80                102.52            146.85            165.78

INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors of the Company has recommended the appointment of BDO Seidman as the independent public accountants to audit the financial statements of United Foods, Inc., for the year ending February 29, 1996. This recommendation has been approved by the Board of Directors and is being presented for approval or rejection by our stockholders. A majority vote is required for approval. A member of that firm will have the opportunity to make a statement at the annual meeting and will be available to respond to any appropriate question.

OTHER INFORMATION

     No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the meeting, but should other matters requiring a vote of the stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director shall withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in the best interest of the Company.

STOCKHOLDERS' PROPOSALS

     The last day for receipt of resolutions for inclusion in the Company's Proxy Material for the 1996 Annual Meeting is February 9, 1996.

ADJOURNMENT OF MEETING

     It is intended that the proxies will be voted in favor of adjourning the meeting from time to time in the event that a quorum is not present at the scheduled meeting date, until such time as a quorum is present, and if present or desirable, to recess. A majority constitutes a quorum.

FORM 10-K

     Form 10-K as filed with the Securities and Exchange Commission is included as a part of the Annual Report, except for certain exhibits and schedules which have been omitted. Such exhibits and schedules or additional copies of the Annual Report will be forwarded to stockholders without charge, upon written request addressed to United Foods, Inc., Attention Secretary, Ten Pictsweet Drive, Bells, Tennessee 38006-0119.

RETURN OF PROXIES

     It is important that the proxies be returned promptly so as to assure a quorum in order that the business meeting may be conducted and accomplished. Stockholders who do not expect to attend are urged to execute and return their proxy in the enclosed Business Reply Envelope, which requires no postage if mailed in the United States.


     June 19, 1995                            Daniel B. Tankersley



                                              Secretary


                                                            APPENDIX A
                                                           FORM OF PROXY



                                                          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                       PROXY
                                                The undersigned hereby appoints James I. Tankersley and B.M. Ennis, or either of
                 UNITED FOODS, INC.             them, as Proxies, each with full power to appoint his substitute, and hereby
                TEN PICTSWEET DRIVE             authorizes them to represent and to vote, as designated below, all the shares of
             BELLS, TENNESSEE 38006-0119        Class A and Class B Common Stock of United Foods, Inc., held of record by the under signed on May 31, 1995, at the annual meeting of stockholders to be held on
                                                July 12, 1995, or any adjournments thereof.

       1. ELECTION OF DIRECTORS:  [  ] FOR all nominees listed below  [  ] WITHHOLD AUTHORITY
                                       (except as marked to the          to vote for all nominees listed below
                                        contrary below)

       Nominee for election by Class A Common Stockholders: Dr. Joseph A. Geary
       Nominees for election by Class B Common Stockholders: B. M. Ennis and James I. Tankersley
       (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in space provided below.)


       2. PROPOSAL TO APPROVE THE APPOINTMENT OF BDO SEIDMAN AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY:

                  [  ] FOR               [  ] AGAINST              [  ] ABSTAIN

       3. AUTHORIZATION FOR PROXIES TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING:

                  [  ] GRANT AUTHORITY   [  ] WITHHOLD AUTHORITY

                                          (Continued and to be signed on the other side)


       ___________________________________________________ COMA

       ___________________________________________________ COMB


              Shares of the Company's Class A Common Stock are designated above as "COMA" and shares of the Company's Class B Common Stock are designated above as "COMB".

              This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2 and to "GRANT AUTHORITY" for Proposal 3.

              Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



        DATED: __________________________________________      SIGNATURE

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD      SIGNATURE IF HELD JOINTLY
        PROMPTLY IN THE ENCLOSED ENVELOPE.
